Privileged and Confidential
EXECUTION VERSION
EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is entered into as of the 25th day of August 2025, by and between Dr. Walden “Wally” C. Rhines (the “Executive”) and Silvaco Group, Inc., a Delaware corporation (the “Company”). This Agreement shall be effective as of August 19, 2025 (the “Effective Date”).
RECITALS
WHEREAS, the Executive currently serves as a non-employee member of the Company’s Board of Directors (the “Board”);
WHEREAS, effective as of the Effective Date, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms and conditions contained herein; and
WHEREAS, as of the Effective Date, the Executive shall continue to serve as a member of the Board, but shall no longer be eligible to receive compensation for services as a non-employee member of the Board, and, for the avoidance of doubt, shall instead be eligible to receive the compensation and benefits provided pursuant to this Agreement in connection with the Executive’s services hereunder.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Employment.
(a)Term; CEO Search. The Company shall employ the Executive, and the Executive shall be employed by the Company, pursuant to the terms of this Agreement commencing as of the Effective Date and continuing until March 31, 2027 (the “Term”), unless earlier terminated in accordance with Section 3 or extended by mutual written agreement signed by the Executive and by a duly authorized representative of the Company upon approval of the full Board. Unless otherwise mutually agreed in writing between the Executive and the Company, the Executive will cease serving as a member of the Board at the conclusion of the Term. Notwithstanding the foregoing, the Executive’s employment with the Company shall be “at will,” meaning that the Executive’s employment (including the Executive’s service on the Board) may be terminated by the Company or the Executive at any time and for any reason, subject to the terms of this Agreement. The Executive understands and agrees that the Board may commence a search for a long-term Chief Executive Officer of the Company at any time during the Term, and such search shall not diminish or impair the Executive’s authority as the Chief Executive Officer of the Company unless and until the Executive’s services pursuant to this Agreement are terminated in accordance with its terms.
(b)Position and Duties. The Executive shall serve as the Chief Executive Officer of the Company, reporting solely and directly to the Board, all senior executives of the Company shall report to the Executive (except as otherwise determined by the Board), and the Executive shall have the customary powers, duties, and responsibilities of a chief executive officer of a public technology company, as well as all other powers and duties as may from time to time be prescribed by the Board in its discretion based on the business needs of the Company. During the Term, the Executive shall continue to serve as a member of the Board and, to the extent requested by the Board, provide similar services to one or more of the Company’s direct or indirect parent companies, subsidiaries or affiliates (whether as a director, officer or otherwise). The Executive shall devote substantially all of the Executive’s working time and efforts to the business and affairs of the Company. The Executive may only serve on other boards of directors with the approval of the Board, which shall not be unreasonably conditioned, delayed or withheld, provided such other entities are not competitors of the Company. In addition, the Executive may engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and would not reasonably be expected to interfere with the Executive’s performance of his duties to the Company in any material respect, and the Executive may manage his personal investments. Notwithstanding the foregoing and for the avoidance of doubt, the Executive may continue to engage in the activities set forth on Exhibit A hereto, which have been pre-approved by the Board as part of the approval of this Agreement. The Executive’s principal place of work shall be the Executive’s home office in Dallas, Texas, with visits to the Company’s offices and such business travel as may be reasonably required by the Board; provided that the Executive is authorized to perform his services for the Company from a location or locations of his choosing, so long as he fulfills the duties and requirements of his position and remains accessible during the Company’s regular business hours and as reasonably required outside of such hours to fulfill his duties hereunder. For the avoidance of doubt, the Executive agrees not to pursue a Change in Control (as defined in the Plan (as defined below)) of the Company prior to the end of the Term that is not at the express direction of the Company’s Board of Directors; provided that the foregoing shall not restrict the Executive from taking any actions that might be reasonably required by the Executive’s fiduciary duties as Chief Executive Officer of the Company.
2.Compensation.
(a)Base Salary. The Executive’s base salary shall be $160,000 per year (the “Base Salary”), payable in a manner that is consistent with the Company’s usual payroll practices for executive officers. The Executive acknowledges and agrees that his service on the Board and any services he provides (if any) to one or more of the Company’s direct or indirect parent companies, subsidiaries or affiliates (whether as a director, officer or otherwise), in each case, shall be for no additional compensation.
(b)Equity Incentive Compensation. The Executive shall be eligible to receive grants of performance-based restricted stock units (“PRSUs”) under the Company’s 2024 Stock Incentive Plan (the “Plan”) upon the achievement of specified volume-weighted average price thresholds, as set forth on Exhibit B hereto. For the avoidance of doubt, the Executive shall not receive any grant of PRSUs prior to the achievement of the applicable performance metrics in accordance with Exhibit B or prior to the Executive’s continuous service as the Chief Executive Officer of the Company in accordance with this Agreement for at least six months during the Term.
(c)Employee Benefits. The Executive will be entitled to participate in the Company’s employee benefit plans and programs in effect from time to time and available to all full-time, U.S.-based employees, including those with respect to paid time off, subject to the terms of such plans and programs. Notwithstanding the foregoing, the Company may modify and/or terminate its employee benefit plans and programs offered to full time U.S.-based employees at any time. Without limiting the generality of the foregoing, the Executive shall be permitted to fly (and to be reimbursed for the cost of flying, to the extent applicable) business class on any international (non-U.S.) flights that the Executive is required to take during the Term in performing services hereunder.
(d)Expenses. The Executive shall be entitled to receive reimbursement for all reasonable, documented business expenses incurred by the Executive during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.
3.Termination of Employment.
(a)In General. The Executive’s employment hereunder may be terminated at any time (i) by the Executive for any reason upon 60 days’ notice (provided that the Company may provide for pay of an equivalent amount of Base Salary for such period in lieu of notice, which shall not affect the voluntary nature of the Executive’s resignation) or (ii) by the Company at any time with or without notice or cause. For the avoidance of doubt, the Executive’s employment hereunder shall terminate without action by either party immediately upon the Executive’s death or Disability. For purposes of this paragraph, “Disability” means termination by written notice to the Executive if the Executive shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness which shall exist or may reasonably be anticipated to exist for a period of twelve (12) consecutive months or for an aggregate of twelve (12) months during the Term. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform his obligations hereunder because of injury or physical or mental illness, the Executive may, and at the request of the Company

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shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom the Executive or the Executive’s guardian has no reasonable objection as to whether the Executive is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification, the Company’s determination of such issue shall be binding on the Executive. Nothing in this Section shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq. Upon a termination of employment for any reason, unless requested otherwise by the Board in writing, the Executive shall be deemed to have resigned from the Board and all other positions (if any) that the Executive then holds as a director or officer of the Company or any affiliate of the Company (and the Executive hereby grants to the officers of the Company a limited irrevocable power of attorney (which is deemed coupled with an interest) to sign in the Executive’s name any such documentation as may be required to be executed solely for the limited purposes of effectuating such resignations).
(b)Accrued Benefits. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to the Executive’s authorized representative or estate) (i) any Base Salary earned through the termination date; (ii) unpaid expense reimbursements (subject to, and in accordance with, Section 2(d)); and (iii) any vested benefits the Executive may have under any employee benefit plan of the Company through the termination date, which vested benefits shall be paid and/or provided in accordance with the terms of such employee benefit plans (collectively, the “Accrued Benefits”).
(c)Termination by the Executive. In the event that the Executive voluntarily resigns from the Company for any reason other than as a result of a material breach of this Agreement by the Company which is not cured within 30 days after the Executive provides written notice before the end of the Term, the Executive shall only be entitled to receive the Accrued Benefits and shall, immediately as of such resignation, forfeit and waive any and all interests and rights in any outstanding PRSUs that are then held by the Executive without any further action by the Executive or the Company.
(d)Termination by the Company. In the event that the Company terminates the Executive’s employment for any reason or the Executive terminates his employment following a material breach of this Agreement by the Company which is not cured within 30 days after the Executive provides written notice, in each case, prior to the end of the Term, or, as of the end of the Term, the termination of Executive’s employment as of the end of the Term following the non-extension of the Executive’s services as Chief Executive Officer pursuant to Section 1(a) hereof, the Executive shall be eligible to receive the following severance benefits, subject to the Executive’s (x) execution and non-revocation of a separation agreement and release in the form attached hereto as Exhibit C (the “Release”) within 60 days following the last date of the Executive’s employment with the Company and (y) continued compliance with all applicable restrictive covenants in respect of the Company and its affiliates in all material respects (provided, that, the Company shall provide the Executive with written notice of any alleged breach and not less than thirty (30) days to cure, if curable) (the “Restrictive Covenant Requirement”): (i) a lump sum severance payment in an amount that is determined based on the length of the Executive’s service during the Term, as set forth on Exhibit D (the “Severance Payment”) and (ii) accelerated vesting of all outstanding grants of PRSUs and, to the extent that outstanding grants of PRSUs were issued based on achievement of a VWAP Metric (as defined on Exhibit B) that was less than the highest possible VWAP Metric for such grant, the grant and acceleration of any Incremental PRSU Grants (as defined on Exhibit B) that were ultimately issued for each Service Period (as defined on Exhibit B) that has been completed as of the date of termination. For the avoidance of doubt, if the Executive’s services as Chief Executive Officer are extended pursuant to a new employment agreement (whether at the conclusion of the Term pursuant to Section 1(a) hereof or otherwise), the Executive will not be entitled to any Severance Payment. The Severance Payment shall be payable to the Executive on the first regularly scheduled payroll date following the date that the Release becomes effective, provided that if the period during which the Release may be executed begins in one taxable year and ends in another taxable year, payment shall not be made until the beginning of the second taxable year. Without limitation, if, following the termination of the Executive’s employment, the Executive ceases to comply with the Restrictive Covenant Requirement, then the Board may require the Executive to promptly repay to the

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Company the net after-tax value of any severance benefits previously provided to the Executive pursuant to this Section 3(d) and any outstanding grants of PRSUs shall be immediately cancelled and forfeited.
(e)No Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Base Salary earned during Executive’s employment (which to avoid doubt shall not include any severance benefits provided pursuant to Section 3(d)) shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against Executive or others not arising under this Agreement, except as may be required by applicable law.
4.Sections 409A, 280G and 4999.
(a)Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement or otherwise on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.
(b)All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses). Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(c)To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).
(d)The parties intend that this Agreement shall be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code, and the parties to this Agreement shall cooperate in good faith to amend this Agreement or take other actions reasonably necessary to maintain the intended economic benefit of any such provision. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. Neither the Company nor the Executive may accelerate or defer any payment or settlement under this Agreement except as permitted under Section 409A.
(e)The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute

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deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such section.
(f)To the extent consistent with applicable law, the payment of any amounts or the provision of any benefits under this Agreement or any other agreement including, without limitation, the severance benefits provided pursuant to Section 3(d) (the “Total Payments”), will be reduced or adjusted to avoid triggering the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code (the “Required Reduction”), if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account any applicable federal, state and local income and employment taxes and the Excise Tax), to Executive. In the case of a reduction in the Total Payments, the Total Payments will be reduced in the following order: (i) by reducing any cash payments to be made to Executive (excluding any cash payment with respect to the acceleration of equity-based compensation); (ii) by canceling the acceleration of vesting of any outstanding equity-based compensation awards; and (iii) by reducing any other non-cash benefits provided to Executive. In the case of the reductions to be made pursuant to each of the above-mentioned clauses, the payment and/or benefit amounts to be reduced, and the acceleration of vesting to be cancelled, shall be reduced or cancelled in the inverse order of their originally scheduled dates of payment or vesting, as applicable, and shall be so reduced: (x) only to the extent that the payment and/or benefit otherwise to be paid, or the vesting of the award that otherwise would be accelerated, would be treated as a “parachute payment” within the meaning of Code Section 280G(b)(2)(A); and (y) only to the extent necessary to achieve the Required Reduction. All determinations made under this Section 4(f) (as well as with respect to any payments provided to any other “disqualified individual” of the Company within the meaning of Section 280G(c) of the Code) shall be made by a nationally recognized accounting firm as mutually agreed between the Company and Executive (the “Accounting Firm”) which shall provide detailed supporting calculations to Executive and the Company. All fees and expenses of the Accounting Firm shall be borne by the Company. All determinations by the Accounting Firm shall be binding on Executive and the Company absent manifest error. Following such determination, the Executive and the Company shall cooperate in good faith to take any actions reasonably necessary to mitigate the Executive’s potential Excise Tax liability. Notwithstanding the foregoing, if prior to a change in ownership or effective control of the Company (as described in Section 280G of the Code and the regulations and guidance promulgated thereunder, no stock of the Company is readily tradable on an established securities market and the Accounting Firm determines that the Excise Tax would be imposed upon the Total Payments (and any other payments) then, subject to Executive’s execution of a written agreement providing that Executive will waive any portion of the Total Payments (and any other payments) that would otherwise cause such payments to be subject to the Excise Tax, the Company agrees to use commercially reasonable efforts to submit to the Company’s shareholders for approval, in a manner that satisfies Section 280G(b)(5)(B) of the Code, Executive’s conditional right to receive the portion of the Total Payments (and other payments) otherwise subject to the waiver agreement.
5.Proprietary Information Agreement. As a condition of the Executive’s employment with the Company pursuant to this Agreement, in connection with the execution of this Agreement, the Executive shall be required to execute the Company’s Proprietary Information and Inventions Agreement attached hereto as Exhibit E (the “Confidentiality Agreement”).

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6.Mutual Nondisparagement. The Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Company and its current and former executive officers, directors, significant shareholders, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Parties”) except in the ordinary course of normal employment communications or personnel performance reviews when making such statements is reasonable and appropriate, and agrees to refrain from any tortious interference with the contracts and relationships of all of the Company Parties. The Executive agrees to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Company’s services other than ordinary course competitive statements made following cessation of the Executive’s service relationship with the Company. Notwithstanding the foregoing, nothing in this Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful. Additionally, nothing in this Agreement prevents the Executive from responding to a peace officer’s questions relating to an alleged criminal sexual offense or obscenity or making a statement, not initiated by the Executive, in a criminal proceeding relating to an alleged sexual offense or obscenity. The Executive shall not use any Company information that is confidential either under applicable law or the Confidentiality Agreement to which the Executive had access during the scope of the Executive’s employment or other service relationship with the Company in order to communicate with or solicit any of the Company’s current or prospective clients. Subject to the Executive’s compliance with the terms set forth in this Section 6, the Company (on behalf of itself and its divisions, and subsidiaries, and predecessor and successor corporations and assigns) agrees to refrain from any disparagement, defamation, libel, or slander of the Executive, and the Company shall direct its executive officers and directors, and shall request its significant shareholders, to refrain from any disparagement, defamation, libel, or slander of the Executive. The Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of the Board, and only for so long as each officer or member is an employee or director of the Company. The Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Executive’s last position and dates of employment. Notwithstanding the foregoing, nothing in this Agreement or otherwise shall preclude Executive, the Company, its subsidiaries and affiliates, and the Company’s directors and executive officers from communicating or testifying truthfully to the extent required by law to any federal, state, provincial or local governmental agency or in response to a subpoena to testify issued by a court of competent jurisdiction or in connection with any litigation or arbitration between Executive and the Company or any of its affiliates or agents or any of its directors, executive officers or non-executive officer employees. Either party may make truthful statements to the extent reasonably necessary to correct any inaccurate public statements made by the other party (including executives or directors of the Company) or in the normal course of permitted competitive actions.
7.Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information (other than confidentiality restrictions (if any)) or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company shall not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Company, the Executive shall not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive shall not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.
8.No Conflicts. The Executive agrees that during the course of employment with the Company, the Executive shall not, without the prior written consent of the Company, either directly or indirectly, through an affiliated or controlled entity or person, or as an employee, partner, consultant, proprietor, principal, agent, or otherwise in any other capacity, work for, render services to, own, manage, operate, engage in any business anywhere in the world which is in competition with the business of the Company.

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9.Relief. The Executive acknowledges that the restrictions contained in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests and that any violation of the provisions contained herein would result in irreparable injury to the Company and that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the restrictions contained herein. In the event of a breach or a threatened breach by the Executive of any provision contained herein or by the Company of Section 6 hereof, the other party shall be entitled to a temporary restraining order and injunctive relief restraining such party from the commission of any breach, shall not be required to provide any bond or other security in connection with obtaining any such equitable remedy and the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and expenses related to the breach. Nothing contained in this Section 9 shall be construed as prohibiting any party from pursuing any other remedies available to it for any breach, including, without limitation, the recovery of money damages.
10.Protected Disclosures and Other Protected Action. Nothing in this Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity (a “Government Agency”) concerning any act or omission that the Executive reasonably believes constitutes a possible violation of federal or state law or making other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation. In addition, nothing contained in this Agreement limits the Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including the Executive’s ability to provide documents or other information, without notice to the Company. In addition, for the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement for the disclosure of a trade secret that (a) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
11.Indemnification; D&O Insurance. The Company agrees to indemnify the Executive and hold the Executive harmless from and against any losses and expenses (including, without limitation, court costs and reasonable attorneys’ fees), taxes, interest and/or penalties incurred by the Executive and in any way related to the same, in each case arising out of or relating to the Executive’s provision of services pursuant to this Agreement to the fullest extent permitted by the law as permitted by the Company’s governing documents, and the Company shall provide for reasonable advancement for all expenses incurred by or on behalf of the Executive in connection therewith. The Company shall cover the Executive under its directors’ and officers’ liability insurance, both during employment and, thereafter while potential liability exists, in each case, to the same extent as the Company covers its other executive officers and directors and, simultaneously with the execution of this Agreement, the Executive and the Company shall enter into the Company’s standard Indemnification Agreement attached hereto as Exhibit F. This provision shall survive any termination of the Term.
12.Withholding; Tax Effect. All payments made to the Executive under this Agreement shall be subject to all applicable tax and other withholding requirements and shall be subject to all authorized deductions. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for the tax impact associated with any payments or benefits made hereunder.
13.Assignment. The Company may assign its rights and obligations under this Agreement without the Executive’s consent to any successor in interest. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns; provided that the services provided by the Executive are of a personal nature and the Executive cannot sell, convey, assign, delegate, transfer or otherwise dispose of, directly or indirectly, any of the Executive’s rights or obligations under this Agreement (and any such purported action by the Executive shall be null and void). For the avoidance of doubt, this Agreement shall inure to the benefit of and be enforceable by Executive’s legal personal representatives, and by Executive’s beneficiaries in the event of his death.

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14.Severability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
15.Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.
16.Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
17.Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board, with a copy to the Company’s General Counsel or Chief Legal Officer and Legal@Silvaco.com.
18.Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company upon approval of the Board.
19.Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
20.Clawback. All amounts payable pursuant to this Agreement, including the PRSUs described in Exhibit B, shall be subject to the Company’s recoupment policy, as it may be amended from time to time.
21.Arbitration. Except as otherwise required by law, any dispute, claim, question or controversy arising under or relating to this Agreement, the Executive’s employment with the Company or the termination thereof shall be resolved pursuant to the Employee Arbitration Agreement attached hereto as Exhibit G.
22.No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties and the Company’s respective successors and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement, or other right. The Agreement is not intended and shall not be construed to create any third-party beneficiaries or to provide to any third parties with any remedy, claim, liability, reimbursement, cause of action, or other right or privilege.
23.Entire Agreement. This Agreement (together with all Exhibits attached hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and/or oral understandings between the parties with regard to the subject matter hereof. For the avoidance of doubt, all Exhibits attached hereto shall be incorporated into and form a part of this Agreement.
24.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. Any counterpart may be executed by facsimile or electronic signature and such facsimile or electronic signature shall be deemed an original.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year indicated above.
SILVACO GROUP, INC.
By: /s/ Katherine Ngai-Pesic____________________
                                 Name: Katherine Ngai-Pesic
                                 Title: Chair of the Board of Directors

By: Dr. Walden “Wally” C. Rhines_______
                                 Dr. Walden “Wally” C. Rhines
[Signature Page to Employment Agreement]

Exhibit A

Permitted Activities

Permitted activities shall include the following current activities:
1.Chairman, Board of Directors, Qorvo – NASDAQ semiconductor company
2.Chairman, Caspia – EDA startup company focused on security in IC design
3.Board of Directors – Pallidus – Silicon Carbide manufacturer
4.Board of Directors – Cornami – Fabless semiconductor company focused on generative AI
5.Advisor – Alpha Design AI, Inc. – Startup focused on AI driven design software
6.Chairman – Southern Methodist University, College of Engineering Executive Committee
7.Member – University of Florida – Dean’s Advisory Committee, College of Engineering
8.Chairman – University of Florida ECE Department Advisory Committee
9.Trustee – The Rhines Foundation
10.Industry Spokesperson – SEMI ESDA Market Data Analysis for EDA

Activities that will be suspended or discontinued:
1.Market analyst – BWG Global Investment Research
2.Portfolio Advisor – Tensor Edge Capital

25.Exhibit B
PRSU Grants
General Terms.
PRSUs shall be granted to the Executive based upon the achievement of the volume-weighted average price (“VWAP”) thresholds set forth in the chart below, with the VWAP measured based on any consecutive 20-day trading period starting during the applicable Service Period (each applicable threshold, the “VWAP Metric”); provided, that the VWAP Metric will be deemed to be achieved in respect of the Service Period in which the first trading day of such consecutive 20-day trading period begins.
The achievement of the VWAP Metric for any given Service Period shall be determined by the Compensation Committee of the Board (the “Compensation Committee”) in good faith as soon as reasonably practicable following the conclusion of the applicable Service Period.
Upon certification by the Compensation Committee of the achievement of any VWAP Metric, the Executive shall receive a grant of PRSUs with a grant-date fair value determined in accordance with the chart below. For clarity, the applicable VWAP Metric shall be in respect of the Service Period in which the applicable consecutive 20-day trading period begins, regardless of the number of days of such consecutive 20-day trading period that occur during such Service Period.
Each PRSU grant shall be evidenced by an award agreement between the Executive and the Company consistent with the applicable form of award agreement under the Plan, with the number of PRSUs granted to be calculated by dividing the dollar amount earned by the closing price of the Company’s common stock on the applicable grant date.

Column A	Column B	Column C	Column D	Column E
Service Period (i.e., months of completed service during the Term)	Achievement of VWAP Metric of $4.50	Achievement of VWAP Metric of $10	Achievement of VWAP Metric of $12	Achievement of VWAP Metric of $15
Less than 6 months	$100,000*	$803,607*	$1,107,428*	$1,563,159*
At least 6 months but less than 9 months	$100,000*	$803,607*	$1,107,428*	$1,563,159*

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At least 9 months but less than 12 months	$100,000*	$803,607*	$1,107,428*	$1,563,159*
12 months or more	$100,000*	$803,607*	$1,107,428*	$1,563,159*
*The number of PRSUs granted following achievement of the VWAP Metric will be determined based on the applicable amount divided by the Company’s closing stock price on the date of grant.
Incremental PRSU Grants
If a higher VWAP Metric is achieved at any time after the conclusion of any applicable Service Period, the Executive shall receive an incremental grant of PRSUs with a grant-date fair value equal to the difference between (x) the cumulative grant-date fair value of all previously completed Service Periods as if the higher VWAP Metric was achieved during each such Service Period and (y) the total grant-date fair value of all PRSU grants previously made to the Executive (each such incremental grant, an “Incremental PRSU Grant”).
PRSU Vesting Following Grant
Following the grant date, each grant of PRSUs, including each Incremental PRSU Grant, will be subject to the Executive’s continuous service through the end of the Term, subject to Section 3(d). For the avoidance of doubt, PRSUs that vest or are accelerated in accordance with the terms set forth herein will settle in shares of the Company’s common stock within 30 days after the applicable vesting date. If such window spans two taxable years, settlement will occur in the second taxable year.
Change in Control
Immediately prior to a Change in Control during the Term, PRSUs shall be granted to the Executive for the Service Period in which the Change in Control occurs, and any future Service Periods, assuming the Company’s achievement of a VWAP Metric equal to the price per share payable in connection with the Change in Control (the “Change in Control Price”), as determined by the Compensation Committee in good faith. For the avoidance of doubt, the Executive agrees not to pursue a Change in Control of the Company prior to the end of the Term that is not at the express direction of the Company’s Board of Directors; provided that the foregoing shall not restrict the Executive from taking any actions that might be reasonably required by the Executive’s fiduciary duties as Chief Executive Officer of the Company.
In addition, the Executive shall receive an Incremental PRSU Grant if the Change in Control Price is higher than the VWAP Metric achieved during any Service Period ending prior to the Service Period in which the Change in Control occurs as if the Change in Control Price was achieved during such Service Period.

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Exhibit C
FORM OF SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Dr. Walden “Wally” C. Rhines (“Employee”) and Silvaco Group, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Effective Date (as defined below) in connection with the Employee’s Employment Agreement dated [date] (the “Employment Agreement”), to which this Release is attached. This is the “Release” referenced in the Employment Agreement. Terms with initial capitalization that are not otherwise defined in this Release have the meanings set forth in the Employment Agreement. The consideration for the Employee’s agreement to this Release consists of the severance compensation provided under, and subject to, the Employment Agreement’s terms and conditions. This Release is automatically tendered to the Employee upon the date of the termination of the Employee’s employment, if the Employee is eligible for severance benefits in connection with such termination pursuant to the Employment Agreement.
RECITALS
WHEREAS, Employee and the Company entered into a Proprietary Information and Inventions Agreement dated [date], as amended from time to time (the “Confidentiality Agreement”);
WHEREAS, Employee’s employment with the Company was terminated effective [date] (the “Termination Date”);
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
1.1Recitals. The Recitals set forth above are expressly incorporated into this Agreement.
1.2Consideration. Provided that this Agreement becomes effective and Employee complies with Employee’s obligations under this Agreement and the Confidentiality Agreement, the Company agrees to provide severance benefits in accordance with the Employment Agreement and as set forth in Attachment A to this Release.
1.3Benefits. Employee agrees that Employee’s participation in all benefits and incidents of employment (except as specifically provided on Attachment A to this Release), including, but not limited to, vesting in stock, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date. Employee’s health and dental insurance benefits, if any, shall cease on the last day of [month in which termination occurs] 20[XX], subject to Employee’s right to continue Employee’s coverage under COBRA.
1.4Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee specifically represents that Employee is not due to receive any commissions or other incentive compensation from the Company other than as set forth in this Agreement.

1.5Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, insurers, trustees, in each case, solely in their capacities as such, and its affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
(a)any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
(b)any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; commission payments; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Business & Professions Code; the California Government Code;
the California Civil Code; the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws;
(e)any and all claims for violation of the federal or any state constitution;
(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
(h)any and all claims for attorneys’ fees and costs.
Employee specifically agrees that this Agreement includes without limitation any and all claims that were raised, or that reasonably could have been raised, under the applicable Wage Order, Labor Code sections 201, 202, 203, 212, 226, 226.3, 226.7, 510, 512, 515, 558, 1194, and 1198, as well as claims under the Business & Professions Code sections 17200, et seq. and Labor Code sections 2698, et seq., based on alleged violations of Labor Code provisions. Employee further covenants that Employee will not seek to initiate any proceedings seeking penalties under Labor Code sections 2699, et seq. based upon the Labor Code provisions specified above.

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Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
Notwithstanding anything herein to the contrary, the general release of claims in this Section does not extend to claims by Employee for: (1) unemployment compensation benefits; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any the Company-sponsored benefits plan; (5) claims for indemnification pursuant to any applicable Director and Officer insurance policies held by the Company, CA Labor Code §2802 (to the extent applicable), or any other agreement or understanding regarding indemnification between the Parties; (6) claims related to the enforcement of this Agreement; (7) claims related to the Employee’s ownership of equity in the Company, or (8) any other rights or benefits that cannot by law be released by private agreement or, as a matter of law, may not be waived, including but not limited to unwaivable rights Employee might have under federal and/or state law. You shall be eligible for, and the Company will not dispute your eligibility for unemployment insurance benefits.
1.6Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the eighth day after Employee signs this Agreement. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
1.7California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.
1.8No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring

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any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
1.9Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information; provided that Employee hereby acknowledges receipt of the following notice required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Employee affirms that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.
1.10No Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to promptly notify the Company upon receipt of any such subpoena or court order, and to furnish, within five (5) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
1.11Mutual Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Company and its current and former executive officers, directors, significant shareholders, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Parties”) except in the ordinary course of normal employment communications or personnel performance reviews when making such statements is reasonable and appropriate, and agrees to refrain from any tortious interference with the contracts and relationships of all of the Company Parties. Employee agrees to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Company’s services other than ordinary course competitive statements made following cessation of Employee’s service relationship with the Company. Notwithstanding the foregoing, nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Additionally, nothing in this Agreement prevents Employee from responding to a peace officer’s questions relating to an alleged criminal sexual offense or obscenity or making a statement, not initiated by Employee, in a criminal proceeding relating to an alleged sexual offense or obscenity. Employee shall not use any Company information that is confidential either under applicable law or the Confidentiality Agreement to which Employee had access during the scope of Employee’s employment or other service relationship with the Company in order to communicate with or solicit any of the Company’s current or prospective clients. Subject to Employee’s compliance with the terms set forth in this Section 11, the Company (on behalf of itself and its divisions, and subsidiaries, and predecessor and successor corporations and assigns) agrees to refrain from any disparagement, defamation, libel, or slander of Employee, and the Company shall direct its executive officers and directors, and shall request its significant shareholders, to refrain from any disparagement, defamation, libel, or slander of Employee. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of the Board, and only for so long as each officer or member is an employee or director of the Company. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only Employee’s last position and dates of employment. Notwithstanding the foregoing, nothing in this Agreement or otherwise shall preclude Executive, the Company, its subsidiaries and affiliates, and the Company’s directors and executive officers from communicating or testifying truthfully to the extent required by law to any federal, state, provincial or local governmental agency or in response to a subpoena to testify issued by a court of competent jurisdiction or in connection with any litigation or arbitration between Executive and the Company or any of its affiliates or agents or any of its directors,

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executive officers or non-executive officer employees. Either party may make truthful statements to the extent reasonably necessary to correct any inaccurate public statements made by the other party (including executives or directors of the Company) or in the normal course of permitted competitive actions. Protected Disclosure. Nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Employee’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Employee’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Employee files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Employee’s behalf, or if any other third party pursues any claim on Employee’s behalf, Employee waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action).
1.12Concerted Activity. Nothing in this Agreement, including but not limited to its non-disparagement and confidentiality provisions, is intended to preclude or dissuade Employee from engaging in activities protected by state or federal law (including under Section 7 of the National Labor Relations Act, if applicable), such as discussing wages, benefits, or other terms and conditions of employment or raising complaints about working conditions for the purpose of mutual aid or protection. The Company will not construe this Agreement in a way that limits such rights.
1.13Litigation and Regulatory Cooperation. During and after Employee’s employment, upon the Company’s reasonable request, Employee shall cooperate fully and truthfully with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company, and (ii) any investigation, whether internal or external. Employee’s full and truthful cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions and to prepare for discovery or trial and to act as a witness on behalf of the Company. During and after Employee’s employment, upon the Company’s reasonable request, Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. All cooperation provided by Employee pursuant to this Section 13 shall be scheduled subject to Employee’s personal and professional commitments. The Company shall reimburse Employee for all expenses incurred in connection with cooperation provided by Employee pursuant to this Section 13, including travel and lodging provided at the same levels Employee was entitled to for business travel prior to Employee’s termination of employment and reimbursement for any reasonable legal fees incurred by Employee for independent counsel if Employee in good faith reasonably believes that independent counsel would be appropriate.
1.14Confidentiality. This Agreement, its contents and all information pertaining to its negotiations shall remain confidential. Employee agrees to not disclose this Agreement or its contents to any person, other than: (a) to Employee’s spouse or significant other and Employee’s legal or tax advisor (in each case, so long as Employee first obtains the agreement of any such individual(s) to maintain the confidentiality of this Agreement and its terms), (b) as may otherwise be required or permitted by law (including for the purposes described in the “Concerted Activity” section above), (c) as may be necessary to challenge an alleged breach of this Agreement in a court of competent jurisdiction or (d) to future employers, service recipients or business partners in order to demonstrate applicable covenants.
1.15Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement, shall entitle the Company to recover consideration provided to Employee under this Agreement and to obtain damages as determined by an arbitrator or court of competent jurisdiction, except as provided by law.
1.16No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this

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Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
1.17Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement, except as otherwise provided for in Employee’s Employment Agreement.
1.18Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of the employee portion of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, which shall be limited to principal, penalties and interest or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
1.19Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
1.20No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
1.21Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
1.22Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
1.23Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement.
1.24No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized representative of the Company.
1.25Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.
1.26Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. In the event that Employee signs this Agreement

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within twenty-one days, then the Company has seven days after such date to countersign the Agreement and return a fully executed version to Employee. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Company and has not been revoked by either Party before that date (the “Effective Date”).
1.27Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
1.28Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(i)Employee has read this Agreement;
(ii)Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(iii)Employee understands the terms and consequences of this Agreement and of the releases it contains; and
(iv)Employee is fully aware of the legal and binding effect of this Agreement.
[Signature page follows; Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dr. Walden “Wally” C. Rhines, an individual
Dated: ______________, 20[XX]	_______________________________________
Dr. Walden “Wally” C. Rhines
SILVACO GROUP, INC.
Dated: ______________, 20[XX]	By: _________________________________
Name: ______________________________
Its: _________________________________

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ATTACHMENT A
Severance Benefits
[As set forth in the Employment Agreement between Employee and the Company dated August [date], 2025]

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Exhibit D
Severance Payment Schedule

Months of Completed Service During the Term	Severance Payment
Less than 6 months	$500,000
At least 6 months but less than 9 months	$600,000
At least 9 months but less than 12 months	$800,000
12 months to before end of Term	$1,000,000

Exhibit E
Confidentiality Agreement
FORM OF CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT
Employee / Service Provider Name: Dr. Walden C. Rhines
Effective Date: [●], 2025
As a condition of my becoming employed or engaged (or my employment or engagement being continued) by Silvaco, Inc., a Delaware corporation (the “Company”), and in consideration of being engaged by the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and I hereby agree to the following:
1.Employment Activities. This Confidential Information and Invention Assignment Agreement (this “Agreement”) applies to my employment or other service provider relationship with the Company. For purposes of clarity, if (i) I performed any work, activities, or services, or otherwise made efforts, on behalf of the Company or for its benefit, or in anticipation of my involvement with the Company (whether before or after the inception of the Company), whether as employee or independent contractor, that would have been within the scope of my employment or contractor relationship if they had been performed during the term of this Agreement or (ii) within one (1) year after my employment relationship with the Company ends, I become reemployed by the Company or any of its affiliates, successors, or assigns, then, unless the Company and I otherwise agree in writing, this Agreement shall apply to all such past and future work, activities, services, and efforts (any and all such work, activities, services, and efforts, “Company Activities”). Without limiting the foregoing, the “Relationship” refers to my employment or other service provider relationship with the Company, whether commenced before, on, or after the Effective Date.
2.Confidentiality.
(a)Third Party Information. During the Relationship and thereafter, I will not bring to the Company, nor access, reference, use or disclose to the Company, any confidential, proprietary, or trade secret documents or information of my former employer(s) or any other third-party (collectively, “Prohibited Information”) unless consented to in writing by that former employer(s) or third-party and approved by the Company. I will not (i) bring any Prohibited Information onto the Company’s property or place of business; or (ii) upload or transfer any Prohibited Information to the Company’s property, devices, systems, databases, or accounts. I hereby warrant and represent that I have neither (A) used or disclosed any Prohibited Information in my communications with the Company and/or persons affiliated with the Company, nor (B) accessed, downloaded, uploaded, forwarded, printed or otherwise retained in a fixed medium any Prohibited Information belonging to my former employer(s) or any other person to whom I owe an obligation of confidentiality.
(b)Confidential Information Definition. “Confidential Information” means any and all information, data (whether oral, written or otherwise) and physical manifestations thereof not generally known or available to the public about the Company’s business or proposed business and information, in each case whether or not such information is patentable, copyrightable or otherwise registrable, and without regard to whether such information and physical manifestations thereof are marked or otherwise designated as “confidential”, “proprietary”, or something similar. Confidential Information includes, without limitation: (i) Company IP (as defined below); (ii) Company Data (as defined below) that I receive, access, or use in connection with the Relationship; (iii) access credentials, such as username, password, security key, security token, or PIN; (iv) lists of, or information relating to, employees and consultants of the Company obtained from personnel files; and (v) lists of, agreements with, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship) and any other third parties, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation. Notwithstanding the foregoing, Confidential Information does not include information that I can show by competent documentation (at the Company’s discretion) is generally available to and known by the public prior to or at the time at which it was first disclosed or made available to me, or obtained by me, in connection with the Relationship, or becomes generally available to and known by the public thereafter through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.
(c)Protection of Information. I understand that during the Relationship, the Company intends to provide me with certain information, including Confidential Information, without which I would not be able to perform my duties to or for the Company. At all times during the Relationship and thereafter, I shall hold any and all Confidential Information that I obtain, access, or create during the Relationship in strictest confidence, shall not use such Confidential Information except for the Company’s benefit and to the extent necessary to perform my obligations to the Company in connection with the Relationship, and shall not disclose such Confidential Information to any third party without written authorization from the Company in each instance. I shall comply with the foregoing obligations whether or not during working hours, until the information at issue is no longer Confidential Information as described herein. I will not make copies of any Confidential Information (including any documents, records, files, media, or other resources containing any Confidential Information) except as authorized by the Company or in the ordinary course of my obligations to the Company in connection with the Relationship. I shall not use Confidential Information in violation of any applicable laws.
(i)Third-Party Information. I understand that the Company may receive from third parties confidential or proprietary information (“Third-Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Relationship and thereafter, I will hold Third-Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third-Party Information unless expressly authorized by an officer of the Company in writing.
(d)Other Rights. This Agreement is intended to supplement, and not to supersede, any rights that the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.
(e)Permitted Disclosures.
(i)Nothing in the Agreement, or any other policy or agreement by or with the Company shall prohibit or restrict me from (A) voluntarily communicating with an attorney retained by me; (B) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission or the National Labor Relations Board, or any self-regulatory organization regarding possible violations of law, in each case without advance notice to the Company; (C) recovering a whistleblower award for providing information to the government, including but not limited to, an SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, as amended; (D) disclosing any Confidential Information to a court or other administrative or legislative body in response to a private third-party subpoena, provided that I first promptly notify and provide the Company with the opportunity to seek, and join in its efforts at the sole expense of the Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy; (E) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful; (F) discussing or disclosing my wages or the wages of others, or inquiring about others’ wages; or (G) exercising other protected rights, including without limitation those rights granted under Section 7 of the National Labor Relations Act.
(ii)The U.S. Defend Trade Secrets Act of 2016 (“DTSA”) provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, the DTSA provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (I) files any document containing the trade secret under seal; and (II) does not disclose the trade secret, except pursuant to court order. I understand that any unauthorized disclosure of the Company’s trade secrets that is not properly made under the DTSA can subject me to severe criminal and civil penalties. Nothing in the Agreement, or any other policy or agreement by or with the Company is intended to conflict with DTSA or create liability for disclosures of trade secrets expressly allowed by it.
3.IP Matters.
(a)IP Definitions.
(i)“IP” means any and all: (A) processes, machines, manufactures, compositions of matter, and other potentially patentable subject matter of any kind, as well as discoveries, ideas, inventions (whether or not reduced to practice), developments, modifications, algorithms, calculations, methods, techniques, technology, equipment, tools, devices, apparatuses, systems, compounds, formulations, designs, concepts, and configurations; (B) written, photographic, audio, video, audiovisual, or other content of any kind (in whatever form embodied), including without limitation software (in whatever form embodied, including source and executable code and all related documentation and other material), content, textual or artistic works, videos, graphics, sound recordings, mask works, manuals, documentation, communications, specifications, memoranda, communications, records, laboratory notebooks, flowcharts, presentations, notes, reports, lists, copyrights, and other works of authorship and other potentially copyrightable subject matter of any kind; (C) trade names, trade dress, slogans, logos, trademarks, service marks, and other source identifiers and other trademarkable subject matter of any kind and all goodwill associated therewith; (D) social media handles and domains; (E) trade secrets (including those trade secrets defined under any applicable laws, including without limitation the Uniform Trade Secrets Act and DTSA), business, technical and know-how data and information, non-public information, and confidential information, including all know how, processes, customer, client, and personnel lists or data, business and marketing plans, and marketing information and rights to limit the use or disclosure thereof by any person; (F) data, databases, and data collections of any kind; and (G) any enhancements, improvements, derivatives, or modifications of any kind of any of the foregoing; in each case with respect to subsections (A) through (G) whether or not any of the foregoing is patentable, copyrightable, trademarkable, or otherwise legally protectable.
(ii)“IP Rights” means any and all intellectual property, industrial, or other proprietary rights of any kind, anywhere in or throughout the world, in any IP, including without limitation any and all: (A) patents, patent application, and other patent rights, and any equivalent or similar rights in or relating to patentable subject matter, such as utility models and industrial rights (including, without limitation, all provisional, utility, and design patents, and continuations, continuations-in-part, divisionals, reexaminations, and reissues, and all national and international counterparts, thereof); (B) copyrights and all other rights corresponding thereto, and any equivalent or similar rights in copyrightable works of authorship, semiconductor masks, layouts, architectures or topology, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights in or relating to any of the foregoing, and any application for and any registration of any copyright; (C) rights in or relating to trademarks, service marks, trade dress, tradenames, and designs of any kind and character, including, without limitation, any application or registration of any of the foregoing and any common law or unregistered rights therein or thereto, and all goodwill associated with and symbolized by any such trademarks, service marks, trade dress, tradenames, and designs; (D) rights in or relating to social media handles, domains, and domain name registrations; (E) rights in or relating to trade secrets, confidential and proprietary information and know-how, and industrial designs; (F) rights in or relating to data or databases; and (G) rights in or relating to rights of priority with respect to, and renewals, combinations, restoration, or extensions of, any of the rights referred to in subsections (A) through (F) above.

(iii)“Company IP” means, other than Excluded IP, any and all: (A) IP that I solely or jointly make, author, discover, develop, conceive, reduce to practice, or create during the period of, or otherwise in connection with, the Relationship, whether or not in the course of my Relationship, or that I create using any equipment, supplies, facilities of the Company, or that incorporates, or otherwise relies upon the use of or results from access to, Confidential Information or IP of the Company; (B) any other work product, deliverables, materials, compilations, analyses or information that I did or will solely or jointly author, discover, develop, conceive, or reduce to practice in connection with, or otherwise during the period of, or otherwise in connection with, the Relationship, any business, proposed business, or actual or demonstrably anticipated research and development of the Company including, without limitation, Company Data (as defined below); (C) improvements, derivative works, modifications, updates, upgrades, enhancements, translations, transliterations, and other derivations or derivatives of any of the foregoing in clause (A) or clause (B) made at any time; and (D) all IP Rights in and to any of the foregoing.
(iv)“Employee Background IP” means IP that, as of the Effective Date: (A) has been created by me or on my behalf; (B) (x) is owned exclusively by me or jointly by me with others or (y) in which I otherwise have an interest or right to use; (C) relates in any way to any of the Company’s actual or proposed businesses, products, services, or research and development; and (D) which is not intended to be assigned to the Company hereunder.
(v)“Excluded IP” means IP that I solely or jointly author, discover, develop, conceive, or reduce to practice in connection with, or otherwise during the period of the Relationship that qualifies fully for exclusion under the provisions of applicable state law, if any, including those attached hereto as Exhibit B (as may be in effect from time to time). I have been advised by the Company and understand that the obligations to assign IP set forth in this Agreement do not apply to any inventions that qualify fully for exemption from assignment under the provisions of state law attached hereto as Exhibit B, to the extent applicable.
(vi)“Moral Rights” means all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like.
(b)Employee Background IP Disclosure. I have attached hereto, as Exhibit A, a complete list describing with particularity all of my Employee Background IP. I understand that my listing of any IP on Exhibit A does not constitute an acknowledgement by the Company of the existence or extent of such IP, nor of my ownership of or right to use such IP. If no such list is attached or is otherwise blank, I agree that it is because no Employee Background IP exists.
(c)Use or Incorporation of Employee Background IP and Excluded IP. In the course of the Relationship I will not use or incorporate into any of the Company’s products, services, processes, or machines, or create in any Company IP any dependency on, any Employee Background IP or Excluded IP. Notwithstanding the foregoing, if I do use or incorporate any Employee Background IP or Excluded IP, I hereby grant to the Company a perpetual, irrevocable, non-terminable fully paid-up, royalty-free, worldwide, fully transferable, assignable, and sublicensable (through multiple tiers), nonexclusive right and license to use, utilize, practice, and exploit such Employee Background IP and Excluded IP in connection with any Company IP, including, without limitation, to make, have made, copy, modify, prepare derivative works of, use, sell, import, and otherwise distribute and commercialize the product, service, process, machine, or Company IP in which it was used or incorporated, or with respect to which the Company has a dependency on such Employee Background IP or Excluded IP. Without limiting the generality of the foregoing, to the extent I have any Moral Rights in Employee Background IP and Excluded IP that cannot be assigned or exclusively licensed under applicable law, I hereby waive and agree not to assert, or enforce any such Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
(d)Company IP and Excluded IP.
(i)Records and Disclosure. I shall keep and maintain adequate and current written records of all IP made, created, or conceived by me (solely or jointly with others) during the

Relationship, which such records shall be considered Company IP. I have disclosed to the Company all IP made, authored, discovered, developed, conceived, reduced to practice, or created in connection with Company Activities before the Effective Date of this Agreement. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. I will make the records available to the Company on request. I will not remove such records from the Company’s place of business or systems except as expressly permitted by the Company’s policy which may, from time to time, be revised at the Company’s sole election. Without limiting the generality of the foregoing, during the Relationship, I will promptly make full written disclosure to the Company of all IP that I solely or jointly author, discover, develop, conceive, or reduce to practice during the period of, or otherwise in connection with, the Relationship for, among other things, the Company to determine which IP is Company IP and which is Excluded IP.
(ii)Ownership of Company IP. All Company IP shall be owned solely and exclusively by the Company. I acknowledge that, to the extent permitted by law, all Company IP consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. §101) and is fully compensated by my salary, and such copyrights are therefore owned by the Company.
(iii)Assignment of Company IP. I will hold in trust for the sole right and benefit of the Company, and hereby assign, transfer, and convey to the Company, for no additional consideration (unless mandatory under applicable law), all of my right, title, and interest (including Moral Rights) in and to any and all Company IP, including, without limitation, all rights and remedies related to any infringement, misappropriation, or violation of any Company IP, whether in the past, currently, or in the future. I further hereby waive and irrevocably quitclaim to the Company and each of their designees, and any person deriving any right to any Company IP from the Company, any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any Company IP. Without limiting the foregoing and to the maximum extent permitted by law, I waive all rights I may have under California Civil Code Section 1542, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” If I have any rights to Company IP that cannot be assigned to the Company, I hereby grant to the Company a perpetual, irrevocable, non-terminable, fully paid-up, royalty-free, worldwide, fully transferable, assignable, and sublicensable (through multiple tiers), exclusive right and license to use, utilize, practice, and exploit such rights, including, without limitation, to make, have made, copy, modify, prepare derivative works of, use, sell, import, and otherwise distribute and commercialize any Company products or services that may use, utilize, practice, or exploit such rights. Without limiting the generality of the foregoing, to the extent I have any Moral Rights in Company IP that cannot be assigned or exclusively licensed under applicable law, I hereby waive and agree not to assert, or enforce any such Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
(iv)Reservation of Rights. I will use Company IP or other IP of the Company only as expressly permitted by the Company for the purpose of, and in the course of, performing services to the Company in the Relationship. The Company does not assign, convey, transfer, or agree to assign, transfer, or convey any right, title, or interest in or to, or grant any license, option, lien, claim, or other right to or under, any Company IP or other IP or IP Rights owned or claimed by any member of the Company, whether expressly or implicitly.
(v)Further Assurances; Power of Attorney. During and after the Relationship, I agree to reasonably cooperate with the Company, at the Company’s expense for any reasonable and actual out-of-pocket expenses and within the Company’s timeframe, to: (A) apply for, obtain, perfect, and transfer to the Company all Company IP; and (B) maintain, protect, and enforce the same, including without limitation by participating in litigation and regulatory proceedings, as well as executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments requested by the Company. I hereby irrevocably grant the Company a power of attorney to execute and deliver any such documents on my behalf in my name and to do all other lawfully permitted acts to transfer the Company IP to the Company and further the transfer, issuance, prosecution, and maintenance of all IP Rights therein, to the fullest extent permitted by law, if I do not promptly cooperate with the Company’s requests (and without limiting any other rights or remedies the Company may have in such circumstances). The foregoing power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.
4.Company Property.
(a)Company Equipment; Returning Company Documents. I acknowledge that I have no expectation of privacy with respect to the Company’s telecommunications, networking, or information processing systems (including, without limitation, files, email messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice. I further acknowledge that any property situated on the Company’s premises or systems and owned by the Company, including storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice. At the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all originals and copies of documents, materials, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company. I will not take with me or retain any documents containing any Confidential Information and agree to return all Confidential Information (original, hard, and electronic copies) in my possession. If, at the time of termination, I have Confidential Information stored in my personal computer or any mobile, cloud, or another storage medium, including my cell phone and/or mobile applications, I shall so advise the Company. I will then work with the Company to ensure that the location of all such information is fully disclosed to the Company, retrieved by the Company in a forensically sound manner, and permanently deleted by the Company or its designee.
(b)Company Data. I acknowledge that in the course of the Relationship I may collect, receive, access, or use Personal Information and/or other Confidential Information relating to the Company’s customers, potential customers, end-users, suppliers, potential suppliers, employees, independent contractors, and other personnel, or others (collectively, “Company Data”), and that such Company Data may be subject to protection by federal, state or international privacy laws or contractual restrictions on use. I agree to treat Company Data as confidential and in compliance with all applicable laws, and I shall not collect, use, retain or disclose Company Data for any purpose other than as necessary for the purpose of performing legitimate business activities within the scope of the Relationship. I acknowledge that failure to adhere to the policies, procedures, contractual restrictions and instructions that the Company has implemented to protect the privacy and security of Company Data is a violation of the terms of my employment or engagement and may result in termination.
5.Representations and Covenants.
(a)Facilitation of Agreement. I shall execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.
(b)No Conflicts. I represent and warrant that my performance of my duties for the Company and all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party (including without limitation any former employer), including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I represent and warrant that I am not a party to, and there are no agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), with a current or former client, employer, or any other person or entity, that may restrict my ability to engage in the Relationship with the Company or my ability to recruit or engage customers or service providers on behalf of the Company, or that otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company. I shall not enter into any written or oral agreement that conflicts with the provisions of this Agreement without the Company’s prior written consent.
(c)Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.
6.Acknowledgment. I acknowledge that the duties to be performed by me for the Company are of a special and unique character, that I will obtain knowledge and skill relevant to the Company’s industry, methods of doing business, and marketing strategies by virtue of my employment or engagement, and I agree that the terms of this Agreement are reasonable under such circumstances. I further acknowledge that the amount of my compensation reflects, in part, my obligations and the Company’s rights under this Agreement and I have no expectation of any additional compensation, royalties, or other payment of any kind in connection with my performance of this Agreement, that I will not be subject to undue hardship by reason of my full compliance with this Agreement or the Company’s enforcement thereof, and that this Agreement in itself is not a contract of employment for any particular time period and shall not be construed as a commitment by the Company or me to continue an employment relationship for any particular time period or modify the at-will nature of my employment in any way.
7.Termination Certification. In the event of the termination of the Relationship, I shall sign and deliver the “Termination Certification” attached hereto as Exhibit C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.
8.Miscellaneous.
(a)Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state in which I am primarily employed or engaged by the Company without regard to its conflict of laws principles.
(b)Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges and supersedes all prior discussions between us in this regard. No amendment to this Agreement will be effective unless in writing signed by me and an authorized representative of the Company. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.
(c)Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.
(d)Notice to Third Parties. I acknowledge that the Company may, with or without prior notice to me and whether during or after the Relationship, notify third parties of my agreements and obligations under this Agreement.
(e)Survival. I understand that the provisions of this Agreement shall survive the termination of my employment or engagement, the termination of this Agreement, and the assignment of this Agreement by the Company to any successor in interest or other assignee.
(f)Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(g)Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.
(h)Remedies. I acknowledge that violation of this Agreement by me may cause the Company irreparable harm, and therefore I agree that the Company will be entitled to obtain extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach or threatened breach of this Agreement.
(i)Attorneys’ Fees. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled, to the extent permitted by applicable law.
(j)Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.
(k)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution via an electronic signature system, facsimile copy or scanned image will have the same force and effect as execution of an original, and an electronic signature, facsimile or scanned image signature will be deemed an original and valid signature.
[Signature Page Follows]

    The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.
SILVACO, INC.

By:
    (Signature)
Name:
Title:

Date: [●], 2025
EMPLOYEE OR OTHER SERVICE PROVIDER:
DR. WALDEN C. RHINES

(Signature)
Address:

[_]
[_]

Email: [_]@[_].com
Date: [●], 2025

EXHIBIT A
LIST OF PRIOR INVENTIONS, ORIGINAL WORKS OF AUTHORSHIP, AND OTHER EMPLOYEE BACKGROUND IP
EXCLUDED UNDER SECTION 3(B)
The following is a list of my Employee Background IP (if any):

Title	Date	Identifying Number or Brief Description

Except as indicated above on this Exhibit, I have no Employee Background IP including but not limited to inventions, improvements or original works to disclose pursuant to Section 3(b) of this Agreement. INITIAL ___
___ Additional sheets attached

Signature of Employee or other Service Provider:
Print Name: [_]
Date:

EXHIBIT B
Section 2870 of the California Labor Code is as follows:
    (a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
        (1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
        (2)    Result from any work performed by the employee for the employer.
    (b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.
Delaware Code § 805 is as follows:

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that:

(1)     Relate to the employer’s business or actual or demonstrably anticipated research or development; or
(2)    Result from any work performed by the employee for the employer.
To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.
Chapter 765, Section 1060/2 of the Illinois Compiled Statutes is as follows:
(1)    A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.
(2)    An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3)    If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.
Sections 44-130 of the Kansas Labor and Industries Code is as follows:
(a)    Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:
    (1)    The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or
    (2)    the invention results from any work performed by the employee for the employer.
(b)    Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.
(c)    If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:
    (1)    The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or
    (2)    The invention results from any work performed by the employee for the employer.
(d)    Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.
Section 181.78 of the Minnesota Labor, Industry Code is as follows:
Subdivision 1. Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.
Subd. 2. Effect of subdivision 1. No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment.
Subd. 3. Notice to employee. If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.
Chapter 600, Section 500 of the Nevada Revised Statute is as follows:

Employer is sole owner of patentable invention or trade secret developed by employee. Except as otherwise provided by express written agreement, an employer is the sole owner of any patentable invention or trade secret developed by his or her employee during the course and scope of the employment that relates directly to work performed during the course and scope of the employment.
341:B-265 of the New Jersey Statutes is as follows:
a. (1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee's rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee's own time, and without using the employer's equipment, supplies, facilities or information, including any trade secret information, except for those inventions that:
(a) relate to the employer's business or actual or demonstrably anticipated research or development; or
(b) result from any work performed by the employee on behalf of the employer.
(2) To the extent any provision in an employment contract applies, or intends to apply, to an employee invention subject to this subsection, the provision shall be deemed against the public policy of this State and shall be unenforceable.
b. No employer shall require a provision made void and unenforceable by this act as a condition of employment or continued employment. Nothing in this act shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for:
(1) disclosure, provided that any disclosure shall be received in confidence, of all of an employee's inventions made solely or jointly with others during the term of the employee's employment;
(2) a review process by the employer to determine any issues that may arise; and
(3) full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

c. Nothing in this act shall be deemed to impede or otherwise diminish the rights of alienation of inventors or patent-owners.
N.Y. Labor Law § 203-F is as follows:

§ 203-f. Inventions made by employees. 1. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

    (a) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
    (b) result from any work performed by the employee for the employer.

2. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision one of this section, such provision is against the public policy of this state and shall be unenforceable.

Chapter 66, Sections 57.1 and 57.2 of North Carolina General Statutes is as follows:
     § 66-57.1. Employee's right to certain inventions.
Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer's business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.
     § 66-57.2. Employer's rights.
(a)    An employer may not require a provision of an employment agreement made unenforceable under G.S. 66-57.1 as a condition of employment or continued employment. An employer, in an employment agreement, may require that the employee report all inventions developed by the employee, solely or jointly, during the term of his employment to the employer, including those asserted by the employee as nonassignable, for the purpose of determining employee or employer rights.
 (b)     An employer's ownership of an employee's invention, discovery, or development that has or becomes vested in the employer by contract or by operation of law shall not be subject to revocation or rescission in the event of a dispute between the employer and employee concerning payment of compensation or benefits to the employee, subject to any contrary provision in the employee's written employment agreement. The foregoing provision shall not apply where the employee proves that the employer acquired ownership of the employee's invention, discovery, or development fraudulently.
 (c)    If required by a contract between the employer and the United States or its agencies, the employer may require that full title to certain patents and inventions be in the United States.
Title 34, Chapter 39, Section 3 of the Utah Code is as follows:

(1)     An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:
(a) created by the employee entirely on his own time; and
(b) not an employment invention

(2)     An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3)     Subsection (1) does not apply to:

(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or
(b) an agreement between an employee and his employer which is not an employment agreement.

(4)     Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee's employment or continuation of employment is not conditioned on the employee's acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

(5)    Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6)     An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

(7)     An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8)     Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

RCW 49.44.140 of the Revised Code of Washington is as follows:
(1)    A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.
(2)    An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(3)    If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

EXHIBIT C
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information (as defined in the Confidential Information and Invention Assignment Agreement signed by me (the “CIIAA”)) belonging to Silvaco, Inc. or its affiliates (the “Company”).
I further certify that I have complied with all the terms of the CIIAA, including the reporting of any IP (as defined therein), conceived or made by me (solely or jointly with others) covered by the CIIAA, and I acknowledge my continuing obligations under the CIIAA.
I further agree that, in compliance with the CIIAA, I will preserve as confidential all of the Company’s Confidential Information (as defined therein).

Date:

Employee:

(Name)

(Signature)

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Exhibit F
Form of Indemnification Agreement
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of August [●], 2025, between Silvaco Group, Inc. a Delaware corporation (the “Company”), and Dr. Walden C. Rhines (“Indemnitee”).
26.WITNESSETH THAT:
WHEREAS, highly competent persons have become more reluctant to serve corporations as directors and officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws and Certificate of Incorporation of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Bylaws and Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;
WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

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WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws and Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and
NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer and or director from and after the date hereof, so long as Indemnitee is duly appointed or elected and qualified in accordance with applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service by Indemnitee, the parties hereto agree as follows:
1.Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, or as such laws may from time to time be amended to increase the scope of such permitted indemnification. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if , by reason of his or her Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
(b)Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the

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extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.
(c)Actions where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liability of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.
(d)Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one (1) or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(e)    Indemnification of Indemnitee by Subsidiary. Notwithstanding and in addition to any other provision of this Agreement, in the event that the Indemnitee serves, now or in the future, as a director or officer or in a similar position with any of the Company’s subsidiaries, in consideration for such service, the Indemnitee shall be indemnified and be entitled to rights of advancement and contribution from any such subsidiary to the maximum extent permitted by this Agreement and by applicable law. Such indemnification, advancement and contribution shall be made pursuant to comparable procedures as those set forth in this Agreement. The Company agrees to take any and all actions necessary to cause each such subsidiary to effectuate such indemnification, advancement, and contribution. In the event that any such subsidiary against which the Indemnitee is entitled to such indemnification, advancement and contribution fails to provide such indemnification, advancement or contribution to the maximum extent permitted by this Agreement and by applicable law, the Company agrees to provide to the Indemnitee any and all indemnification, advancement and contribution to the maximum extent permitted by this Agreement and by applicable law on behalf of such subsidiary. The rights of indemnification, advancement and contribution provided to the Indemnitee by any subsidiary of the Company are not exclusive of any other rights which the Indemnitee may have from such subsidiary under statute, bylaw, agreement, vote of the board of directors of such subsidiary or otherwise.
2.Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby

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does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful or such payment is otherwise prohibited by applicable law.
3.Contribution.
(a)Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to

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gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
4.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith.
5.Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) by the Company pursuant to this Section 5, if and only to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.
6.Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

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(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company. The Company will be entitled to participate in the Proceeding at its own Expense.
(b)Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board except that, upon and after a “Change in Control” (as defined below), method (iii) must be used: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of disinterested directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the stockholders of the Company. For purposes hereof, Disinterested Directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.
(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incurred by the Company and the

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Indemnitee incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(e)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 6(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(f)If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the

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Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
(g)Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(h)In the event that any action, suit or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, suit or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(i)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
7.Remedies of Indemnitee.
(a)In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 1(c), 1(e), 4 or the last sentence of Section 6(g) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to

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Sections 1(a) and 1(b) of this Agreement within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification; or, in the alternative, at the election of the Company or the Indemnitee, the award of entitlement to such indemnification will instead be determined in arbitration to be conducted by a single arbitrator pursuant to the JAMS Streamlined Arbitration Rules & Procedures. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.
(b)In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).
(c)If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
(e)The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

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(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
8.Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.
(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)Except as provided in paragraph (c) above, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Fund Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(d)Except as provided in paragraph (c) above, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

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(e)Except as provided in paragraph (c) above, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.
9.Exculpation.
(a)Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the stockholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.
(b)Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
10.Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
(a)for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or
(b)for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act

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(including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;
(c)in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;
(d)for Expenses determined by the Company to have arisen out of Indemnitee’s breach or violation of his or her obligations under (i) any employment agreement between the Indemnitee and the Company or (ii) the Company’s Code of Business Conduct and Ethics (as amended from time to time);
(e)with respect to remuneration paid to the Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and the Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the U.S. federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in the last paragraph of this Section 9 below);
(f)a final judgment or other final adjudication is made that the Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or
(g)on account of conduct that is established by a final judgment as constituting a breach of the Indemnitee’s duties to the Company under the Certificate of Incorporation, the Bylaws, or DGCL or resulting in any personal profit or advantage to which the Indemnitee is not legally entitled.
For purposes of this Section 9, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.
11.Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any

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Proceeding by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
12.Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
13.Enforcement.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
14.Definitions. For purposes of this Agreement:
(a)“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company.
(b)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(c)“Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.
(d)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending,

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preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 7(e) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Certificate of Incorporation, the Bylaws, or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(e)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(f)“Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her, or of any inaction on his or her part, while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.
(g)A “Change in Control” shall mean and be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

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(i)Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;
(ii)Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 13(g)(i), 13(g)(iii) or 13(g)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board; Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;
(iii)Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
(iv)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
(v)For purposes of this Section 13(g), the following terms shall have the following meanings:
(A)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(B)“Person” shall have the meaning stated in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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(C)“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
15.Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.
16.Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
17.Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.
18.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
(a)To Indemnitee at the address set forth below Indemnitee signature hereto.
(b)To the Company at:
Silvaco, Group, Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95954
Attention: Chief Executive Officer
or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

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19.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
20.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
21.Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties arising out of or in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), unless the Delaware Court lacks jurisdiction, in which case any such action or proceeding shall be brought exclusively in any other court of the State of Delaware or any federal court sitting in the State of Delaware (an “Alternative Court”), (ii) agree not to bring any such action or proceeding in any other state or federal court in the United States of America or any court in any other country, (iii) consent to submit to the exclusive jurisdiction of the Delaware Court (or Alternative Court if applicable) for purposes of any action or proceeding arising out of or in connection with this Agreement, (iv) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (v) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court (or Alternative Court if applicable), and (vi) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court (or Alternative Court if applicable) has been brought in an improper or inconvenient forum.
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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

SILVACO GROUP, INC.

By:     Name:
Title:

INDEMNITEE

By:
Name: Dr. Walden C. Rhines

Address: 3512 Lexington Avenue
Dallas, TX 75205

Exhibit G
Form of Employee Arbitration Agreement
Silvaco Group, Inc. (“Company”) and the undersigned employee (“Employee”) hereby enter into this Employee Arbitration Agreement and agree that, to the fullest extent permitted by law, any and all claims or controversies between them (or between Employee and any present or former officer, director, agent, or employee of Company or any parent, subsidiary, or other entity affiliated with Company) relating in any manner to the employment or the termination of employment of Employee, including but not limited to the interpretation, applicability, or enforceability of this Agreement, shall be resolved by final and binding arbitration. Except as specifically provided herein, any arbitration proceeding shall be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (“the AAA Rules”), available at www.adr.org/rules or provided upon request by Company. Claims subject to arbitration shall include without limitation contract claims, tort claims, claims relating to compensation and stock options, as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Americans with Disabilities Act. Claims for unemployment compensation, workers’ compensation, claims under the National Labor Relations Act, and other claims excluded by law shall not, however, be subject to arbitration under this Agreement (“Excluded Claims”). Nothing in this Agreement shall be interpreted to mean that Employee is precluded from filing complaints with the U.S. Equal Employment Opportunity Commission (or state equivalent) or the National Labor Relations Board or from pursuing an individual or joint action in court alleging sexual assault or sexual harassment.
Employee and Company expressly intend and agree that: (a) class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement; (b) each will not assert class action or representative action claims against the other in arbitration or otherwise; and (c) Employee and Company shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person. To the extent that a dispute involves both timely filed Excluded Claims and claims subject to arbitration under this Agreement, Company and Employee agree that the party bringing such claims will bifurcate and stay for the duration of the arbitration proceedings any such Excluded Claims.
A neutral and impartial arbitrator shall be chosen by mutual agreement of the parties; however, if the parties are unable to agree upon an arbitrator within a reasonable period, then a neutral and impartial arbitrator shall be appointed in accordance with the arbitrator nomination and selection procedure set forth in the AAA Rules. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based to ensure meaningful judicial review of the decision. The arbitration proceedings will allow for reasonable discovery under the AAA Rules, and the arbitrator shall decide all discovery disputes. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies that would apply if the claims were brought in a court of law. The arbitrator shall have the authority to consider and decide pre-hearing motions, including dispositive motions.
Either Company or Employee may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, neither party shall initiate or prosecute any lawsuit in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of an agreement to arbitrate. Provided, however, that either party may, at its option, seek injunctive relief in a court of competent jurisdiction.
This Agreement shall be governed by the Federal Arbitration Act to the extent allowed by law. In ruling on procedural and substantive issues raised in the arbitration itself, the Arbitrator shall in all cases apply the substantive law of the state of [California].

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All arbitration hearings under this Agreement shall be conducted in Palo Alto, California unless prohibited by applicable law, in which case arbitration hearings shall be conducted within 30 miles of Employer’s primary worksite.
Company shall bear the costs of the arbitrator, forum and filing fees. Each party shall pay its own costs and attorney’s fees, unless a party prevails on a statutory claim, and the statute provides that the prevailing party is entitled to payment of its attorneys’ fees. In that case, the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party as provided by law.
This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. This Agreement does not alter Employee’s at-will employment status. Either Employee or Company may terminate Employee’s employment at any time, for any reason or no reason, with or without prior notice.
If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The parties’ obligations under this Agreement shall survive the termination of Employee’s employment with Company and the expiration of this Agreement.
Company and Employee understand and agree that this Agreement contains a full and complete statement of any agreements and understandings regarding resolution of disputes between the parties, and the parties agree that this Agreement supersedes all previous agreements, whether written or oral, express, or implied, relating to the subjects covered in this Agreement. The parties also agree that the terms of this Agreement cannot be revoked or modified except in a written document signed by both Employee and the highest-level executive of Company.
THE PARTIES ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT. THE PARTIES AGREE THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.
THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH THEIR LEGAL COUNSEL AND HAVE AVAILED THEMSELVES OF THAT OPPORTUNITY TO THE EXTENT THEY WISH TO DO SO.

EMPLOYEE:	Silvaco Group, Inc.
Signature: ___________________________	Signature: ___________________________
Print Name: ____________________________	Print Name: ____________________________
Date: ________________________________	Print Title: _________________________________
Date: ________________________________

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